                                                          Execution Counterpart





                              AMENDED AND RESTATED
                     FACILITY A (364 DAY) CREDIT AGREEMENT

                          dated as of October 23, 1996

                                    between

                               THE STANLEY WORKS

                                  as Borrower

                                      and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders

                                      and

                                 CITIBANK, N.A.

                                    as Agent

                               TABLE OF CONTENTS

                                                                           Page


                                   ARTICLE I

               DEFINITIONS AND ACCOUNTING TERMS...........................  1
SECTION 1.01.  Certain Defined Terms......................................  1
SECTION 1.02.  Computation of Time Periods................................ 11
SECTION 1.03.  Accounting Terms........................................... 11

                          ARTICLE II

               AMOUNTS AND TERMS OF THE ADVANCES.......................... 12
SECTION 2.01.  The Commitment............................................. 12
SECTION 2.02.  Making the Committed Advances.............................. 15
SECTION 2.03.  Fees....................................................... 18
SECTION 2.04.  Continuation and Conversion................................ 18
SECTION 2.05.  Interest on Advances....................................... 19
SECTION 2.06.  Additional Interest on Eurodollar Rate Advances............ 20
SECTION 2.07.  Repayment and Prepayment of Advances....................... 20
SECTION 2.08.  Increased Costs............................................ 21
SECTION 2.09.  Payments and Computations.................................. 22
SECTION 2.10.  Taxes...................................................... 23
SECTION 2.11.  Evidence of Debt........................................... 24
SECTION 2.12.  Use of Proceeds of Advances................................ 24
SECTION 2.13.  Uncommitted Advances....................................... 24

                         ARTICLE III

               CONDITIONS TO EFFECTIVENESS AND LENDING.................... 27
SECTION 3.01.  Condition Precedent to Effectiveness of Sections 2.01 and
                           2.13........................................... 27
SECTION 3.02.  Conditions Precedent to Each Advance....................... 27

                          ARTICLE IV

               REPRESENTATIONS AND WARRANTIES............................. 28
SECTION 4.01.  Representations and Warranties of the Borrower............. 28

                                   ARTICLE V

               COVENANTS OF THE BORROWER.................................. 30
SECTION 5.01.  Affirmative Covenants...................................... 30


                                        (i)

SECTION 5.02.  Negative Covenants......................................... 33

                                   ARTICLE VI

               EVENTS OF DEFAULT.......................................... 35
SECTION 6.01.  Events of Default.......................................... 35

                                  ARTICLE VII

               THE AGENT.................................................. 37
SECTION 7.01.  Authorization and Action................................... 37
SECTION 7.02.  Agent's Reliance, Etc...................................... 37
SECTION 7.03.  Citibank and Affiliates.................................... 38
SECTION 7.04.  Lender Credit Decision..................................... 38
SECTION 7.05.  Indemnification............................................ 38
SECTION 7.06.  Successor Agent............................................ 39

                                  ARTICLE VIII

               MISCELLANEOUS.............................................. 39
SECTION 8.01.  Amendments, Etc............................................ 39
SECTION 8.02.  Notices, etc............................................... 40
SECTION 8.03.  No Waiver; Remedies........................................ 40
SECTION 8.04.  Costs and Expenses; Breakage Indemnification............... 40
SECTION 8.05.  Sharing of Payments, Etc................................... 41
SECTION 8.06.  Binding Effect............................................. 41
SECTION 8.07.  Assignments and Participations............................. 41
SECTION 8.08.  Limitation on Assignments and Participations............... 44
SECTION 8.09.  Withholding................................................ 45
SECTION 8.10.  Mitigation................................................. 45
SECTION 8.11.  Governing Law; Waiver of Jury Trial........................ 46
SECTION 8.12.  Execution in Counterparts.................................. 46
SECTION 8.13.  Submission to Jurisdiction................................. 46


SCHEDULE I        ADDRESSES AND APPLICABLE LENDING OFFICES

EXHIBIT A         FORM OF PROMISSORY NOTE (COMMITTED ADVANCES)
EXHIBIT B-1       FORM OF RATE REQUEST
EXHIBIT B-2       FORM OF NOTICE OF BORROWING
EXHIBIT B-3       FORM OF NOTICE OF INCREASE
EXHIBIT B-4       FORM OF NOTICE OF EXTENSION
EXHIBIT C         FORM OF NOTICE OF CONVERSION OR CONTINUATION
EXHIBIT D         FORM OF PROMISSORY NOTE (UNCOMMITTED ADVANCES)
EXHIBIT E         FORM OF QUOTE REQUEST


                                      (ii)

EXHIBIT F         FORM OF QUOTE
EXHIBIT G         FORM OF ACCEPTANCE
EXHIBIT H         FORM OF OPINION
EXHIBIT I         FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT J         FORM OF NEW COMMITMENT ACCEPTANCE



                                     (iii)

                     FACILITY A (364 DAY) CREDIT AGREEMENT


                  This Facility A (364 Day) Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Agreement") is made as of this 23rd day of October, 1996 between THE STANLEY WORKS, a Connecticut corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank"), as agent (the "Agent") for the Lenders (as hereinafter defined).


                              W I T N E S S E T H

                  WHEREAS, the Borrower, the Initial Lenders and the Agent are parties to a Credit Agreement dated as of October 25, 1995 (the "Existing Credit Agreement") and propose to amend and restate the Existing Credit Agreement as hereinafter provided.

                  NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein the Borrower, the Agent and the Initial Lenders hereby agree that effective on the Effective Date the Existing Credit Agreement shall be amended and restated in its entirety to read as hereinafter set forth:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquiring Person" means any person (other than the ESOP) who is or becomes the beneficial owner, directly or indirectly, of 10% or more of the Borrower's outstanding common stock.

                  "Advance" means a Committed Advance or an Uncommitted Advance.

                  "Agent's Account" means the account of the Agent maintained by the Agent at Citibank with its office at 7th Floor, Zone 1, One Court Square, Long Island City, New York, 11120, Account No. 36852248, Attention: Mr. John Makrinos.

                  "Applicable Eurodollar Margin" means, with respect to any Interest Period for each Eurodollar Rate Advance, (i) .2000% if on the date such Eurodollar Rate Advance is made the Borrower's outstanding Long-Term Indebtedness is rated BBB+ or higher by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("Standard & Poor's") and Baa1 or higher by Moody's Investors Service, Inc. ("Moody's"), (ii) .2300% if on such date clause (i) is inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated BBB or higher by Standard & Poor's and Baa2 or higher by Moody's, and (iii) .2500% if on such date clauses (i) and (ii) are inapplicable (including if such Long-Term Indebtedness is no longer rated by either agency); provided, however, that if the maturity of any Eurodollar Rate Advance has been extended pursuant to Section 2.07(c), the Applicable Eurodollar Margin shall mean, with respect to any Interest Period for each Eurodollar Rate Advance from and after the Termination Date, (i) .2500% if on the Termination Date or on the date such Eurodollar Rate Advance is made the Borrower's outstanding Long-Term Indebtedness is rated BBB+ or higher by Standard & Poor's and Baa1 or higher by Moody's, (ii) .3000% if on such date clause (i) is inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated BBB or higher by Standard & Poor's and Baa2 or higher by Moody's, and (iii) .3500% if on such date clauses (i) and (ii) are inapplicable (including if such Long-Term Indebtedness is no longer rated by either agency).

                  "Applicable Facility Fee Rate" means as of any date of payment of the fee required by Section 2.03 (i) a rate per annum equal to
 .0500% if on such date the Borrower's outstanding Long-Term Indebtedness is rated BBB+ or higher by Standard & Poor's and Baa1 or higher by Moody's, (ii) a rate per annum equal to .0700% if on such date clause (i) is inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated BBB or higher by Standard & Poor's and Baa2 or higher by Moody's, and (iii) .1000% if on such date clauses (i) and (ii) are inapplicable (including if such Long-Term Indebtedness is no longer rated by either agency).

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Uncommitted Advance, the office of such Lender notified by such Lender to the Agent and the Borrower as its Applicable Lending Office with respect to such Uncommitted Advance.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit I hereto.

                  "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by the Reference Bank in New York, New York, from time to time, as its base rate;

                  (b) 1/2 of one percent per annum above the secondary market morning offering rate in the United States for three-month certificates of deposit of major United States money market banks, determined by the Reference Bank, such rate being determined by the Reference Bank on the basis of quotations for such rates received by the Reference Bank from three New York certificate of deposit dealers of recognized standing selected by the Reference Bank adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

                  (c)      1/2 of one percent per annum above the Federal
         Funds Rate.

                  "Base Rate Advance" means a Committed Advance that bears interest as provided in Section 2.05(a).

                  "Borrower" has the meaning specified in the first paragraph of this Agreement.

                  "Borrowing" means a Committed Borrowing or an Uncommitted Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings in Dollars are carried on in the London interbank market.

                  "Capital Lease" means any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries.

                  "Change of Control" means, with respect to the Borrower, the occurrence of any event, act or condition which results in either (i) any Person other than the ESOP becoming the beneficial owner, directly or indirectly, of 30% or more of the outstanding common stock of the Borrower or
(ii) individuals who constitute the Continuing Directors ceasing for any reason to constitute at least the majority of the Board of Directors of the Borrower.

                  "Citibank" has the meaning specified in the first paragraph of this Agreement.

                  "Commitment" means, with respect to any Lender, the amount specified opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance or New Commitment Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d), as such amount may be reduced pursuant to Section 2.01(b) or increased pursuant to Section 2.01(c).

                  "Committed Advance" means an advance by a Lender to the Borrower as part of a Committed Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Committed Advance.

                  "Committed Borrowing" means a borrowing consisting of simultaneous Committed Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

                  "Committed Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Committed Advances made by such Lender.

                  "Consolidated Cash Expenditures" has the meaning provided in
Section 5.01(f).

                  "Consolidated Cash Flow" has the meaning provided in Section 5.01(f).

                  "Consolidated Net Tangible Assets" means the excess over current liabilities of all assets properly appearing on a consolidated balance sheet of the Borrower and its Subsidiaries after deducting goodwill, trademarks, patents, other like intangibles and the minority interests of others in Subsidiaries.

                  "Consolidated Subsidiary" has the meaning provided in Section 5.01(f).

                  "Contingent Obligation" as to any Person means any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Continuing Director" means any member of the Board of Directors of the Borrower who is not affiliated with an Acquiring Person and who is a member of the Board of Directors of the Borrower immediately prior to the time that the Acquiring Person became an Acquiring Person and any successor to a Continuing Director who is not affiliated with the Acquiring Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors of the Borrower.

                  "Default" means an event which would constitute an Event of Default but for the giving of notice, the lapse of time or both.

                  "Dollars" and "$" mean lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Effective Date" has the meaning set forth in Section 3.01.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successors thereto, and the regulations promulgated and the rulings found thereunder.

                  "ERISA Controlled Group" means a group consisting of any ERISA Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with such Person that, together with such Person, are treated as a single employer under regulations of the PBGC.

                  "ERISA Person" has the meaning set forth in Section 3(9) of ERISA for the term "person."

                  "ERISA Plan" means (i) any Plan that (x) is not a Multiemployer Plan and (y) has Unfunded Benefit Liabilities in excess of $20,000,000 and (ii) any Plan that is a Multiemployer Plan.

                  "ESOP" means The Stanley Works 401(k) Savings Plan or any successor plan.

                  "Eurocurrency Liabilities" has the meaning provided in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office of such Lender is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Committed Borrowing, an interest rate per annum equal to the offered rate for deposits in Dollars as quoted by the British Banker's Association on Telerate page 3750 at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Reference Bank's Eurodollar Rate Advance comprising part of such Committed Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period.

                  "Eurodollar Rate Advance" means a Committed Advance that bears interest as provided in Section 2.05(b).

BII\64959_5
                                                       5

                  "Eurodollar Rate Reserve Percentage" for any Lender for any Eurodollar Rate Advances owing to such Lender means the reserve percentage applicable two Business Days before the first day of the applicable Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to the applicable Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, or any successor thereto.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve Board arranged by Federal fund brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Reference Bank from three Federal funds brokers of recognized standing selected by the Reference Bank.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

                  "Fixed Rate" has the meaning set forth in Section 2.13(c)(ii)(C).

                  "Fixed Rate Advance" means an Advance which bears interest as provided in Section 2.05(d).

                  "Fixed Rate Auction" means a solicitation of Quotes setting forth Fixed Rates pursuant to Section 2.13.

                  "Floating Rate" means, for any Interest Period for a Floating Rate Advance, an interest rate per annum equal to the Base Rate in effect from time to time minus the Floating Rate Margin for such Advance and Interest Period.

                  "Floating Rate Advance" means an Advance which bears interest as provided in Section 2.05(c).

                  "Floating Rate Auction" means a solicitation of Quotes setting forth Floating Rate Margins based on the Base Rate pursuant to Section 2.13.

                  "Floating Rate Margin" has the meaning provided in Section 2.13(c)(ii)(B).


BII\64959_5
                                                       6

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Indebtedness" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business of such Person), (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the principal component of all Capital Lease obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (vi) all Contingent Obligations of such Person, and (vii) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements.

                  "Initial Lenders" has the meaning specified in the first paragraph of this Agreement.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Committed Borrowing, each Floating Rate Advance comprising part of the same Uncommitted Borrowing and each Fixed Rate Advance comprising part of the same Uncommitted Borrowing, the period commencing on the date of such Advance or the date of the continuation of such Eurodollar Rate Advance or the date of the conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of a Eurodollar Rate Advance, one, two, three or six months, (b) in the case of a Fixed Rate Advance, from 14 to 180 days, and (c) in the case of a Floating Rate Advance, from 30 to 180 days, in each case as the Borrower may select in the Notice of Borrowing, Quote Request or Notice of Conversion or Continuation for such Advance, as the case may be; provided that:

                (i) the Borrower may not select any Interest Period which ends after the Termination Date or (if the maturity of the Committed Advances has been extended as provided in Section 2.07(c)) the Term Date;

               (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if, in the case of any Interest Period with respect to any Eurodollar Rate Advance, such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

              (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause
         (iv) below, end on the last Business Day of a calendar month;

               (iv) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date and any Interest Period which would otherwise end after the Term Date shall end on the Term Date;

                (v) if, upon the expiration of any Interest Period with respect to a Committed Borrowing consisting of Eurodollar Rate Advances, the Borrower has failed to elect a new Interest Period to be applicable to such Advances as provided above, the Borrower shall be deemed to have elected to convert such Advances into a Base Rate Advance effective as of the expiration date of such current Interest Period; and

               (vi) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Committed Borrowing or for Fixed Rate Advances or Floating Rate Advances comprising part of the same Uncommitted Borrowing shall be of the same duration.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preferential payment arrangement, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

                  "Long-Term Indebtedness" means the long-term Senior Unsecured Indebtedness of the Borrower.

                  "Margin Stock" has the meaning ascribed to such term in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole.

                  "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "Note" means a Committed Note or an Uncommitted Note.

                  "Notice of Borrowing" has the meaning provided in Section 2.02(b).

                  "Notice of Conversion or Continuation" has the meaning provided in Section 2.04.

                  "Notice of Extension" has the meaning provided in Section 2.07(c).

                  "Notice of Increase" has the meaning provided in Section 2.01(c).

                  "Other Taxes" has the meaning provided in Section 2.10(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means any employee benefit plan covered by Title IV of ERISA, the funding requirements of which:

                (i) were the responsibility of the Borrower or a member of its ERISA Controlled Group at any time within the five years immediately preceding the date hereof,

               (ii) are currently the responsibility of the Borrower or a member of its ERISA Controlled Group, or

              (iii) hereafter become the responsibility of the Borrower or a member of its ERISA Controlled Group, including any such plans as may have been, or may hereafter be, terminated for whatever reason.

                  "Principal Property" means all real property and tangible personal property constituting a manufacturing plant owned by the Borrower or any of its Subsidiaries, exclusive of (i) motor vehicles, mobile materials handling equipment and other rolling stock, (ii) office furnishings and equipment, information and electronic data processing equipment, (iii) any property financed through obligations issued by a state, territory or possession of the United States, or any political subdivision or instrumentality of the foregoing, on which the interest cannot, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, be included in gross income of the holder under
Section 103(a)(1) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations, (iv) any real property held for development or sale, or (v) any property and equipment included therein without deduction of any depreciation reserves which is less than 10% of Consolidated Net Tangible Assets or which the Board of Directors of the Borrower determines is not material to the operation of the business of the Borrower and its Subsidiaries taken as a whole.

                  "Principal Subsidiary" means any Subsidiary of the Borrower which has net sales which represent 15% or more of the consolidated net sales of the Borrower and its Consolidated Subsidiaries taken as a whole.

                  "Pro Rata Share" means, with respect to any Lender, the percentage corresponding to the fraction the numerator of which shall be the amount of the Commitment of such Lender and the denominator of which shall be the aggregate amount of the Commitments of all Lenders.

                  "Quote" means an offer by any Lender to make an advance under
Section 2.13.

                  "Quote Request" has the meaning set forth in Section 2.13(b).

                  "Rate Notification" has the meaning set forth in Section 2.02(a).

                  "Rate Request" has the meaning set forth in Section 2.02(a).

                  "Reference Bank" means Citibank or, if Citibank is no longer the Agent, such Person (which shall be a Lender or the Agent) as shall be designated by the Borrower with the consent of the Required Lenders, which consent shall not be unreasonably withheld.

                  "Register" has the meaning specified in Section 8.07(d).

                  "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA (other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations).

                  "Required Lenders" means at any time Lenders representing in the aggregate at least 51% of the Commitments or, if the Commitments shall have terminated, Lenders representing in the aggregate at least 51% of the sum of the Advances owing to Lenders hereunder.

                  "Senior Unsecured Indebtedness" means Indebtedness that is not subordinated to any other Indebtedness and is not secured or supported by a guarantee, letter of credit or other form of credit enhancement.

                  "Subsidiary" of any Person means (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner or has a 50% or more equity interest at the time.

                  "Taxes" has the meaning provided in Section 2.10.

                  "Term Date" means the date one year after the Termination Date; provided that if such date is not a Business Day the Term Date shall be the immediately preceding Business Day.

                  "Termination Date" means the earlier of (i) October 22, 1997 or (ii) the date of termination in whole of the Commitments pursuant to Section 2.01(b) or 6.01.

                  "Termination Event" means (i) a Reportable Event, or (ii) the initiation of any action by the Borrower, any member of the Borrower's ERISA Controlled Group or any ERISA Plan fiduciary to terminate an ERISA Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA, or
(iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan.

                  "Type" has the meaning provided in the definitions of Committed Advance and Uncommitted Advance.

                  "Uncommitted Advance" means an advance by a Lender to the Borrower as part of an Uncommitted Borrowing resulting from the auction bidding procedure described in Section 2.13 and refers to a Floating Rate Advance or a Fixed Rate Advance, each of which shall be a "Type" of Uncommitted Advance.

                  "Uncommitted Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit D hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Uncommitted Advances made by such Lender.

                  "Uncommitted Borrowing" means a borrowing consisting of simultaneous Uncommitted Advances from each of the Lenders whose offer to make one or more Uncommitted Advances as part of such borrowing has been accepted under the auction bidding procedure described in Section 2.13.

                  "Unfunded Benefit Liabilities" means with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds
(ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.


                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01. The Commitment. (a) The Committed Advances. Each Lender agrees, on the terms and conditions hereinafter set forth, to make Committed Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding (i) such Lender's Commitment minus
(ii) such Lender's Pro Rata Share of the aggregate principal amount of all Uncommitted Advances then outstanding. Within the limits of each Lender's Commitment, the Borrower may borrow, repay, prepay (as provided in Section 2.07) and reborrow such amount or any portion thereof. Each Committed Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the aggregate amount of the unused Commitments and shall consist of Committed Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Notwithstanding the foregoing restriction with respect to the minimum amount of each Committed Borrowing, the Borrower may borrow Committed Borrowings in an aggregate amount equal to the amount by which the aggregate amount of a proposed Uncommitted Borrowing requested by the Borrower exceeds the aggregate amount of Uncommitted Advances offered to be made by the Lenders and accepted by the Borrower in respect of such Uncommitted Borrowing, if such Uncommitted Borrowing is made on the same date as such Committed Borrowing.

                  (b) Termination and Reduction. The Borrower shall have the right, upon at least two Business Days' notice to the Agent, to terminate in whole or reduce each Lender's Pro Rata Share of the unused Commitments, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Uncommitted Advances then outstanding. Each partial reduction of the Commitments shall be in the aggregate amount of at least $10,000,000 or a larger whole multiple of $1,000,000.

                  (c) Increase in Commitments. (1) The Borrower may propose to increase the aggregate amount of the Commitments by an aggregate amount of not less than $25,000,000 or an integral multiple of $1,000,000 in excess thereof (the "Proposed Aggregate Commitment Increase") in the manner set forth below, provided that:

                           (i) no Default shall have occurred and be continuing
                  either as of the date of the Notice of Increase (as hereinafter defined) or as of the Increase Date (as hereinafter defined); and

                           (ii) after giving effect to any such increase, the
                  aggregate amount of the Commitments shall not exceed $850,000,000.

                  (2) The Borrower may request an increase in the aggregate amount of the Commitments by delivering to the Agent a notice in substantially the form of Exhibit B-3 (a "Notice of Increase"; the date of delivery thereof to the Agent being the "Increase Notice Date") specifying (1) the amount by which the Borrower proposes to increase the aggregate amount of the Commitments (the "Proposed Aggregate Commitment Increase"), (2) the proposed date (the "Increase Date") on which the Commitments would be so increased (which Increase Date may not be fewer than 30 nor more than 90 days after the Increase Notice Date) and (3) the New Lenders (as hereinafter defined), if any, to whom the Borrower proposes to offer (subject to clause (3) below) the opportunity to commit to all or a portion of the Proposed Aggregate Commitment Increase. The Agent shall in turn promptly notify each Lender of the Borrower's request by sending each Lender a copy of such notice.

                  (3) Promptly after the Increase Notice Date, the Agent shall notify each Lender of the opportunity to commit to all or any portion of the Proposed Aggregate Commitment Increase. Each Lender may in its sole discretion (but shall not be obligated to) offer to commit to all or a portion of the Proposed Aggregate Commitment Increase (such Lender's "Proposed Increased Commitment") by notifying the Agent (which shall give prompt notice thereof to the Borrower) before 11:00 A.M. (New York City time) on the date that is 10 days after the Increase Notice Date.

                  (4) If the aggregate Proposed Increased Commitments of all the Lenders shall be less than the Proposed Aggregate Commitment Increase, then (unless the Borrower otherwise requests) the Agent shall, on or prior to the date that is 15 days after the Increase Notice Date, notify each New Lender of the opportunity to so commit to all or any portion of the Proposed Aggregate Commitment Increase not committed to by Lenders pursuant to Section 2.01(c)(3). Each New Lender may irrevocably commit to all or a portion of such remainder (such New Lender's "Proposed New Commitment") by notifying the Agent (which shall give prompt notice thereof to the Borrower) no later than 11:00 A.M. (New York City time) on the date five days before the Increase Date; provided that

                           (i) the Proposed New Commitment of each New Lender
                  shall be in an aggregate amount not less than $20,000,000;
                  and

                           (ii) each New Lender that submits a Proposed New
                  Commitment shall promptly execute and deliver to the Agent (for its acceptance and recording in the Register) a New Commitment Acceptance, together with a processing and recordation fee payable to the Agent in the amount of $3,000.

                           (5) If the aggregate amount of Proposed New
         Commitments and Proposed Increased Commitments (such aggregate amount, the "Total Committed Increase") equals or exceeds $25,000,000, then, subject to the conditions set forth in Section 2.01(c)(1):

                           (i) effective on and as of the Increase Date, the
                  aggregate amount of the Commitments shall be increased by the Total Committed Increase and shall be allocated among the New Lenders and the Lenders as provided in clause (6) below; and

                           (ii) on the Increase Date, if any Advances are then
                  outstanding, the Borrower shall borrow Advances from all or certain of the Lenders and/or prepay (subject to Section 8.04(b)) Advances of all or certain of the Lenders such that, after giving effect thereto, the Advances (including, without limitation, the Types and Interest Periods thereof) shall be held by the Lenders (including for such purposes New Lenders) ratably in accordance with their respective Commitments.

If the Total Committed Increase is less than $25,000,000, then the aggregate amount of the Commitments shall not be changed pursuant to this Section 2.01(c).

                           (6) The Total Committed Increase shall be allocated among New Lenders having Proposed New Commitments and Lenders having Proposed Increased Commitments as follows:

                           (i) If the Total Committed Increase shall be at
                  least $25,000,000 and less than or equal to the Proposed Aggregate Commitment Increase, then subject to subclause
                  (iii) of this Section 2.01(c)(6) and clause (7) below (x) the initial Commitment of each New Lender shall be such New Lender's Proposed New Commitment and (y) the Commitment of each Lender shall be increased by such Lender's Proposed Increased Commitment.

                           (ii) If the Total Committed Increase shall be
                  greater than the Proposed Aggregate Commitment Increase, then the Proposed Aggregate Commitment Increase shall be allocated:

                                    (x) first to Lenders (to the extent of their
                           respective Proposed Increased Commitments) in such a manner as the Borrower and the Agent shall agree; and

                                    (y) then to New Lenders on a pro rata basis
                           based on the ratio of each New Lender's Proposed Increased Commitment (if any) to the aggregate amount of the Proposed New Commitments of all of the New Lenders.

                           (iii) Any up-front fees payable to the Lenders or
                  New Lenders in respect of any increase in the Commitments pursuant to this Section 2.01(c) shall be calculated on a pro rata basis as among the Lenders and New Lenders based upon their respective increased Commitments and new Commitments as allocated pursuant to this clause (6).

                           (7) The increases in the Commitments contemplated hereby shall not become effective until the Agent shall have received
         (x) new Committed Notes, payable to the respective Lenders and New Lenders in amounts reflecting such increases (and shall have received the existing Notes being replaced thereby, which shall, promptly upon receipt by the Agent, be returned to the Borrower marked "Cancelled"), and (y) evidence satisfactory to the Agent (including an update of the opinion of counsel provided for in Section 3.01 (d)) that such increases in the Commitments, and borrowings thereunder, have been duly authorized

                           (8) As used herein, (i) "New Lender" means a financial institution proposed by the Borrower and acceptable to the Agent, and (ii) "New Commitment Acceptance" means an instrument executed and delivered by a New Lender and accepted by the Agent in substantially the form of Exhibit J.

                  SECTION 2.02. Making the Committed Advances. (a) Determination of Eurodollar Rate. The Borrower may request the Reference Bank, no earlier than 9:00 A.M. (New York City time) and no later than 11:00 A.M. (New York City time) on the third Business Day before a proposed Eurodollar Rate Advance, to notify the Borrower of the Eurodollar Rate that would be applicable to a Committed Advance in the principal amount and with the Interest Period as described by the Borrower in such request, which request shall be substantially in the form of Exhibit B-1 (a "Rate Request"). Upon such request, the Reference Bank shall furnish such interest rate to the Borrower no later than noon (New York City time) on the second Business Day before the proposed Eurodollar Rate Advance by delivering to the Borrower a copy of the related Rate Request setting forth such rate and executed by an authorized officer of the Reference Bank in the space provided therefor (a "Rate Notification"). The Borrower shall be entitled to rely on any such notification and such rate shall be conclusive and binding on the Lenders absent manifest error.

                  (b) Notice of Borrowing. Each Committed Borrowing shall be made on notice by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex, given not later than 11:00 A.M. (New York City time) on the date of the proposed Committed Borrowing if such Committed Borrowing is to be comprised of Base Rate Advances and no earlier than 9:00 A.M. (New York City time) and no later than 4:00 P.M. (New York City time) on the third Business Day prior to such date if such Committed Borrowing is to be comprised of Eurodollar Rate Advances. Each such notice of a Committed Borrowing (a "Notice of Borrowing") shall be by telecopier, telex or cable, or by telephone confirmed immediately in writing, in substantially the form of Exhibit B-2 hereto, specifying therein the requested (i) date of such Committed Borrowing,
(ii) Type of Advances comprising such Committed Borrowing, (iii) aggregate amount of such Committed Borrowing and (iv) in the case of a Committed Borrowing consisting of Eurodollar Rate Advances, the initial Interest Period for each such Committed Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Committed Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's Pro Rata Share of such Committed Borrowing. Promptly after the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by depositing the same in immediately available funds into such account as the Borrower shall have specified in the related Notice of Borrowing.

                  (c) Illegality, Etc. Anything in subsection (a) or (b) above to the contrary notwithstanding,

                (i) if any Lender shall, at least one Business Day before the date of any requested Advance or the date of any conversion to or continuation of a Eurodollar Rate Advance, notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, the Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon (A) such Lender shall have no obligation to make Eurodollar Rate Advances, or to convert Advances into Eurodollar Rate Advances, until such Lender notifies the Borrower and the Agent that the circumstances causing such suspension no longer exist and (B) the Borrower shall be deemed to have converted all Eurodollar Rate Advances of such Lender then outstanding into Base Rate Advances in accordance with Section 2.04 on and as of the date of the Agent's receipt of such notice, unless and to the extent such notice directs that one or more Eurodollar Rate Advances shall be so converted on the last day of the applicable Interest Period, provided that (w) before giving any such notice, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for such suspension and conversion and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender,
         (x) any request by the Borrower for Eurodollar Rate Advances during a time when a Lender's obligation to make, or convert Advances into, Eurodollar Rate Advances shall be suspended hereunder shall be deemed to be a request for, or for conversion into, Base Rate Advances from such Lender, (y) all Advances that would otherwise be made by such Lender as Eurodollar Rate Advances during any such suspension shall instead be made as Base Rate Advances, and (z) in the event any Lender shall notify the Agent and the Borrower of the occurrence of the circumstances causing such suspension under this Section 2.02(c), all payments and prepayments of principal that would otherwise have been applied to repay the

         Eurodollar Rate Advances that would have been made by such Lender or the converted Eurodollar Rate Advances shall instead be applied to repay the Base Rate Advances made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Rate Advances;

               (ii) if the Reference Bank cannot furnish the Eurodollar Rate for any Committed Borrowing consisting of Eurodollar Rate Advances because of conditions existing in the London interbank market, the right of the Borrower to select Eurodollar Rate Advances shall be suspended until the Reference Bank shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; and

              (iii) if the Required Lenders shall, at least one Business Day before the date of any requested Eurodollar Rate Advance, notify the Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon the Lenders shall have no obligation to make, or convert Committed Advances into, Eurodollar Rate Advances until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  (d) Effect of Failure to Fulfill Conditions. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Committed Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, and in the case of the extension of maturity provided for in Section 2.07(c), the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Committed Borrowing the applicable conditions set forth in
Article III, or, in the case of such extension, the failure to fulfill the conditions thereto specified in Section 2.07(c), including, without limitation, any loss (excluding anticipated profits), cost or expense reasonably incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Committed Advance to be made by such Lender as part of such Committed Borrowing when such Advance, as a result of such failure, is not made on such date, such indemnity to be paid promptly upon receipt by the Borrower of a certificate of such Lender setting forth the calculation of the amount of the indemnity claimed by such Lender.

                  (e) Funds Available. Unless the Agent shall have received notice from a Lender prior to the date of any Committed Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Committed Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Committed Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Committed Advances comprising such Committed Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Committed Advance as part of such Committed Borrowing for purposes of this Agreement.

                  (f) Failure to Make Advances. The failure of any Lender to make the Committed Advance to be made by it as part of any Committed Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Committed Advance on the date of such Committed Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Committed Advance to be made by such other Lender on the date of any Committed Borrowing.

                  SECTION 2.03. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at the Applicable Facility Fee Rate, payable quarterly in arrears on the last day of each March, June, September and December during the term hereof and on the Termination Date. All computations of the facility fee shall be based on a year of 365 or 366 days, as the case may be.

                  (b) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

                  SECTION 2.04. Continuation and Conversion. (a) General. Subject to the other provisions hereof, the Borrower shall have the option (i) to convert all or any part of an outstanding Committed Borrowing consisting of Base Rate Advances to a Committed Borrowing consisting of Eurodollar Rate Advances, (ii) to convert all or any part of an outstanding Committed Borrowing consisting of Eurodollar Rate Advances to a Committed Borrowing consisting of Base Rate Advances, or (iii) to continue all or any part of an outstanding Committed Borrowing consisting of Eurodollar Rate Advances as a Committed Borrowing consisting of Eurodollar Rate Advances for an additional Interest Period; provided that no Committed Borrowing consisting of Eurodollar Rate Advances shall be so converted other than as contemplated by Section 2.02(c) or continued, until the expiration of the Interest Period applicable thereto.

                  (b) Notice of Conversion or Continuation. In order to elect to convert or continue a Committed Borrowing hereunder, the Borrower shall deliver an irrevocable notice thereof (a "Notice of Conversion or Continuation") to the Agent by telecopier, telex or cable or by telephone confirmed immediately in writing, no later than (i) 11:00 A.M., (New York City time) on the proposed conversion date in the case of a conversion to Base Rate Advances and (ii) no earlier than 9:00 A.M. (New York City time) and no later than 4:00 P.M. (New York City time) on the third Business Day in advance of the proposed conversion or continuation date in the case of a conversion to, or a continuation of, Eurodollar Rate

Advances, substantially in the form of Exhibit C hereto. A Notice of Conversion or Continuation shall specify (w) the requested conversion or continuation date (which shall be a Business Day), (x) the amount and Type of the Advances to be converted or continued, (y) whether a conversion or continuation is requested, and (z) in the case of a conversion to, or a continuation of, Eurodollar Rate Advances, the requested Interest Period. The relevant Eurodollar Rate for such Interest Period in the case of a conversion to, or a continuation of, Eurodollar Rate Advances shall be determined in the manner provided in Section 2.02(a) as if such conversion or continuation is instead new Eurodollar Rate Advances in such amount, on such date and for such Interest Period. If the Borrower fails to give a Notice of Conversion or Continuation with respect to an outstanding Committed Borrowing consisting of Eurodollar Rate Advances as provided in clause (ii) above, the Borrower shall be deemed to have converted such Eurodollar Rate Advances into Base Rate Advances in accordance with this
Section 2.04 if such Advances are outstanding after the last day of the Interest Period with respect thereto.

                  SECTION 2.05. Interest on Advances. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (a) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal to the Base Rate in effect from time to time, payable in arrears quarterly on the last Business Day of each fiscal quarter during the period such Base Rate Advance remains outstanding and on the date such Base Rate Advance shall be paid in full;

                  (b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Eurodollar Margin for such Advance, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period;

                  (c) Floating Rate Advances. If such Advance is a Floating Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Floating Rate for such Interest Period quoted by such Lender in accordance with Section 2.13, payable in arrears on the last Business Day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period;

                  (d) Fixed Rate Advances. If such Advance is a Fixed Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Fixed Rate for such Interest Period quoted by such Lender in accordance with Section 2.13, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period; and

                  (e) Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of all Advances and, to the extent permitted by law, overdue interest in respect of all Advances, shall bear interest at a rate per annum equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder to such principal amount in effect from time to time. In the event that, and for so long as, any Default under Section 6.01(a) shall have occurred and be continuing, the outstanding principal amount of the Advance with respect to which such Default has occurred and is continuing shall bear interest at a rate per annum equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder to such principal amount in effect from time to time.

                  SECTION 2.06. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender, during each period as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender outstanding during such period, from the later of the date such reserves are required and the making of such Advance until the earlier of the date such reserves are no longer required and such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period applicable to such Advance from (ii) the rates obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the average Eurodollar Rate Reserve Percentage of such Lender during such period, payable on each date on which interest is payable on such Advance. Such Lender shall determine the amount of such additional interest, if any, and promptly notify the Borrower through the Agent of the amount thereof.

                  SECTION 2.07. Repayment and Prepayment of Advances. (a) The Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date or, in the case of extension pursuant to Section 2.07(c), on the Term Date, the aggregate principal amount of the Committed Advances then outstanding and the Borrower shall repay to the Agent for the account of the Lenders to which Uncommitted Advances comprising part of the same Borrowing are owing the aggregate principal amount of such Uncommitted Advances then outstanding on the last day of the Interest Period with respect thereto. The Borrower shall have no right to prepay any principal amount of any Advances other than as provided in this Section 2.07. The Borrower may, upon at least two Business Days' notice to the Agent stating the proposed date and principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Committed Advances comprising part of the same Committed Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in the aggregate principal amount of at least $10,000,000 or a larger whole multiple of $1,000,000 and, in the case of a payment or prepayment of a Eurodollar Rate Advance other than on the last day of the Interest Period for such Advance as provided herein, shall have the consequences set forth in Section 8.04(b).

                  (b) The Borrower shall notify the Agent immediately upon becoming aware of any Change of Control. Upon receipt of such notice and for a period of 90 days thereafter, the Required Lenders shall be entitled, by written notice to the Borrower received within such period, to terminate the Commitments in whole and require the Borrower to prepay all outstanding Advances within 5 Business Days of its receipt of such notice, together with any accrued and unpaid interest thereon to the date of such prepayment and any other amounts due hereunder. Notwithstanding any other provision contained herein, a Change of Control shall not, in and of itself, constitute a Default hereunder.

                  (c) The Borrower may, by notice in substantially the form of Exhibit B-4 (a "Notice of Extension") to the Agent not less than 15 days prior to the Termination Date, elect that the maturity of all Committed Advances outstanding as of the close of business New York time on the Termination Date be extended to the Term Date; provided, that the extension provided for in this clause (c) shall be subject to the condition that, both on the date of the Notice of Extension and on the Termination Date, no Default shall have occurred and be continuing; and provided, further, that after giving effect to such extension each reference in this Agreement to "Eurodollar Rate Advances", "Base Rate Advances" and "Advances" shall be deemed to include the Advances referred to in this Section 2.07(c) (but the Lenders shall have no further obligation to make any additional Committed Advances after the Termination Date).

                  SECTION 2.08. Increased Costs. (a) Changes in Law, Etc. If, due to (i) the introduction of or any change in or in the interpretation of any law or regulation on or after the date of this Agreement, or (ii) the compliance with any guideline or request not applicable on the date of this Agreement from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, promptly upon demand by such Lender (with a copy of such demand to the Agent) accompanied by the certificate described in the next sentence, pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) Capital Adequacy. If, due to (i) the introduction of or any change in or in the interpretation of any law or regulation on or after the date of this Agreement, or (ii) the compliance with any guideline or request not applicable on the date of this Agreement from any central bank or other governmental authority (whether or not having the force of law), any Lender determines that the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender has been or would be affected and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender received by the Borrower within such time from the relevant change or introduction described above as is reasonably required in order to determine the effect thereof (with a copy of such demand to the Agent) accompanied by a certificate of such Lender as to the amounts demanded, the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation, as the case may be, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder, such amounts to be due and payable within two days of such Lender's invoice therefor. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.09. Payments and Computations. (a) Manner of Payment. The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.02(d), 2.06, 2.08, 2.10, 2.13(f) or 8.04(b)) to the
Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) Setoff. The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note or Notes held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

                  (c) Interest. All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate or with respect to Uncommitted Advances and all computations of interest pursuant to Section 2.06 shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Reference Bank of an interest rate for any Committed Advance hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Business Days. Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Assumption of Payment. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

                  (f) Rate Information. The Reference Bank shall notify the Borrower and the Agent of the Base Rate in effect on the first Business Day on which a Base Rate or Floating Rate Advance is outstanding and each day on which a change in the Base Rate occurs, each in sufficient detail to enable the Borrower to calculate interest payments hereunder with respect to Base Rate Advances and Floating Rate Advances, and shall provide such information to any Lender promptly upon its request. The Borrower will provide to each Lender (i) (unless the Lender is the Reference Bank) promptly upon receipt thereof copies of the information received by the Borrower pursuant to the immediately preceding sentence or any Rate Notification received pursuant to Section 2.02(a), (ii) promptly upon the making of any interest payment with respect to a Base Rate Advance or a Floating Rate Advance hereunder a schedule based on such information setting forth the Base Rate for each day in the period in which such Advance was outstanding, and (iii) promptly upon obtaining knowledge thereof, notice of any change in the rating assigned by Standard & Poor's or Moody's to the Borrower's Long-Term Indebtedness and the date of such change, provided that the Borrower's failure to provide any of the foregoing information shall be deemed not to be a Default or Event of Default hereunder.

                  SECTION 2.10. Taxes. (a) General. Any and all payments by the Borrower hereunder or under the Notes shall be made in accordance with Section 2.09, free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, not in effect or not imposed on the date of this Agreement; excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

                  (b) Other Taxes. In addition, the Borrower agrees to pay any stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement not in effect or not imposed on the date of this Agreement or the Notes (hereinafter referred to as "Other Taxes") upon notice from the Lender.

                  (c) Tax Indemnity. The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

                  (d) Receipt. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in
Section 8.02, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.10 shall survive the payment in full of principal and interest hereunder.

                  SECTION 2.11. Evidence of Debt. The Committed Advances owing to each Lender shall be evidenced by the Committed Note to the order of such Lender and the Uncommitted Advances owing to each Lender shall be evidenced by the Uncommitted Note to the order of such Lender, in each case delivered to such Lender pursuant to Article III. The entries made in each Committed Note and each Uncommitted Note shall be conclusive and binding for all purposes absent manifest error.

                  SECTION 2.12. Use of Proceeds of Advances. The Borrower will use the proceeds of the Advances for general corporate purposes, including, without limitation, for the acquisition of Margin Stock.

                  SECTION 2.13. Uncommitted Advances. (a) The Uncommitted Advances Option. In addition to Committed Advances pursuant to Section 2.01, the Borrower may, as set forth in this Section 2.13, request the Lenders to make offers to make Uncommitted Advances to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this
Section 2.13; provided that, following the making of each Uncommitted Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders. The Uncommitted Advances may be Floating Rate Advances or Fixed Rate Advances.

                  (b) Quote Request. When the Borrower wishes to request offers to make Uncommitted Advances as part of an Uncommitted Borrowing, it shall transmit to the Agent, by telecopier or telex, a quote request substantially in the form of Exhibit E hereto (a "Quote Request") so as to be received (x) no earlier than 9:00 A.M. (New York City time) and no later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of Borrowing proposed therein, in the case of a Fixed Rate Auction, or (y) no later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the proposed date of Borrowing proposed therein, in the case of a Floating Rate Auction, specifying:

                  (i) the proposed date of Borrowing, which shall be a Business Day;

                  (ii) the proposed aggregate amount of such Borrowing, which shall be $10,000,000 or a larger whole multiple of $1,000,000; and

                  (iii) the duration of the proposed Interest Period applicable thereto subject to the provisions of the definition of Interest Period.

The Agent shall in turn promptly notify each Lender of each request for an Uncommitted Borrowing received by it from the Borrower by sending such Lender a copy of the related Quote Request. The Borrower may request offers to make Uncommitted Advances for more than one Interest Period in a single Quote Request. No Quote Request shall be given within five Business Days of any other Quote Request.

                  (c) Submission and Contents of Quotes. (i) Each Lender may but shall not be required to submit a Quote containing an offer or offers to make an Uncommitted Advance as part of a proposed Uncommitted Borrowing in response to any Quote Request. Each Quote must comply with the requirements of this Section 2.13(c) and must be submitted to the Agent (which shall give prompt notice thereof to the Borrower) in writing (including by telecopy) no later than (A) 11:00 A.M. (New York City time) on the third Business Day prior to the proposed date of borrowing in the case of a Fixed Rate Auction or (B) 11:00 A.M. (New York City time) on the Business Day immediately preceding the proposed date of borrowing, in the case of a Floating Rate Auction; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 11:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Uncommitted Advance as part of such Uncommitted Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Uncommitted Advance as part of such proposed Uncommitted Borrowing. Any Quote so made shall be irrevocable except with the written consent of the Borrower.

               (ii) A Quote may set forth each separate offer by a Lender with respect to each Interest Period specified in the related Quote Request. Each Quote shall be in substantially the form of Exhibit F hereto, and shall in any case specify:

                  (A) the principal amount of the Uncommitted Advance for each such offer, which principal amount (1) may be greater than or less than the Commitment of such Lender, (2) must be a whole multiple of $1,000,000, (3) may not exceed (but may be less than) the proposed principal amount of the proposed Uncommitted Borrowing set forth in the related Quote Request, and (4) may be subject to an aggregate limitation as to the principal amount of Uncommitted Advances for which offers being made by such Lender may be accepted;

                  (B) in the case of a Floating Rate Auction, the margin below the Base Rate (the "Floating Rate Margin") offered for each such Uncommitted Advance expressed as a percentage (specified to the nearest 1/1,000th of 1%) to be subtracted from such Base Rate; and

                  (C) in the case of a Fixed Rate Auction, the rate of interest per annum (specified to the nearest 1/1,000th of 1%) (the "Fixed Rate") offered for each such Uncommitted Advance.

              (iii)  Any Quote shall be disregarded if it:

                  (A) is not substantially in conformity with the format described in the relevant Quote Request or does not specify all of the information required by Section 2.13(c)(ii);

                  (B) contains qualifying, conditional or similar language;

                  (C) proposes terms other than or in addition to those set forth in the applicable Quote Request; or

                  (D) is received by the Agent after the time set forth in
         Section 2.13(c)(i).

                  (d) Acceptance and Notice by Borrower. Not later than (i) 1:00 P.M. (New York City time) on the third Business Day prior to the proposed date of borrowing, in the case of a Fixed Rate Auction or (ii) 1:00 P.M. (New York City time) on the Business Day immediately preceding the proposed date of borrowing, in the case of a Floating Rate Auction, the Borrower shall notify the Agent (which shall give prompt notice thereof to the Lenders) of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.13(c) substantially in the form of Exhibit G hereto; provided that if the Borrower shall fail to so notify the Agent by the times set forth above, the Borrower shall be deemed to have notified the Agent of its nonacceptance of each such offer. In the case of acceptance, each such notice shall specify the aggregate principal amount of offers that are accepted. The Borrower may accept any such offer in whole or in part; provided that:

BII\64959_5
                                                       26

                  (i) the aggregate principal amount of each Uncommitted Borrowing may not exceed the applicable amount set forth in the related Quote Request;

                  (ii) the principal amount of each Uncommitted Borrowing must be $10,000,000 or a larger whole multiple of $1,000,000;

                  (iii) acceptance of offers from the Lenders may only be made on the basis of ascending Floating Rate Margins or Fixed Rates, as the case may be; and

                  (iv) the Borrower may not accept any offer that is described in Section 2.13(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (e) Allocation. If offers are made by more than one Lender with the same Floating Rate Margins or Fixed Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted, the principal amount of Uncommitted Advances in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as it may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the allocations of Uncommitted Advances shall be binding and conclusive in the absence of manifest error. The Agent shall promptly notify the Borrower and the Lenders of any allocation pursuant to this Section 2.13(e).

                  (f) Funding. In the case of an Uncommitted Borrowing as to which the Borrower has accepted the offer of one or more Lenders to make an Uncommitted Advance under clause (d) above, before 12:00 noon (New York City time) on the date of such Uncommitted Borrowing, each such Lender shall make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's portion of such Uncommitted Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower by depositing the same in immediately available funds into such account as the Borrower shall have specified in the related notice of acceptance (in substantially the form of Exhibit G). Promptly after each Uncommitted Borrowing the Agent will notify each Lender of the amount of the Uncommitted Borrowing, the aggregate principal amount of the Uncommitted Advances then outstanding and the dates upon which such Uncommitted Advances commenced and will mature.

                                  ARTICLE III

                    CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. Condition Precedent to Effectiveness of Sections 2.01 and 2.13. This Agreement shall become effective on the date (the "Effective Date"), which shall be on or before October 23, 1996, as of which the Agent shall confirm to the Borrower that it has received the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

                  (a) Notes. The Committed Notes and the Uncommitted Notes to the order of the Lenders, respectively;

                  (b) Resolutions, Etc. Certified copies of documents evidencing all necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Committed Notes and the Uncommitted Notes;

                  (c) Incumbency. A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Committed Notes, the Uncommitted Notes and the other documents to be delivered hereunder; and

                  (d) Legal Opinion. An opinion of counsel to the Borrower substantially in the form of Exhibit H.

                  SECTION 3.02. Conditions Precedent to Each Advance. The obligation of each Lender to make each Advance (including the initial Advance) as part of a Borrowing shall be subject to the further conditions precedent that (i) on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or the notice of acceptance under Section 2.13(d), as the case may be, and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrower that on the date of such Advance the following statements shall be true): (x) the representations and warranties contained in
Section 4.01 are correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and (y) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that would constitute an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both and (ii) in the case of a requested Borrowing the proceeds of which are to be used to purchase or carry any Margin Stock, the Borrower shall deliver to the Agent a certificate of the chief financial officer of the Borrower accompanying the relevant Notice of Borrowing setting forth in reasonable detail the basis upon which the Borrower has made the representation set forth in the third sentence of Section 4.01(l) on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Corporate Existence. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut.

                  (b) Corporate Authorization, Etc. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or bylaws or (ii) any law or contractual restriction binding on or affecting the Borrower or any of its Subsidiaries.

                  (c) No Approvals. No authorization, approval or action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.

                  (d) Enforceability. This Agreement is and upon issuance and delivery thereof in accordance with Article III each Note will be the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  (e) Financial Information. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 30, 1995 and the related statements of income and retained earnings of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Lenders, fairly present in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries as of such date and the results of the operations of the Borrower and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied.

                  (f) No Litigation. Except as disclosed or otherwise reflected in the Borrower's Annual Report on Form 10-K for the year ended December 30, 1995, there is no pending or (to the best of the Borrower's knowledge) threatened action or proceeding against the Borrower or any of its Subsidiaries or relating to any of their respective properties before any court, governmental agency or arbitrator, which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any Note.

                  (g) No Material Adverse Effect. Since December 30, 1995, there has been no event, act or condition which has had a Material Adverse Effect.

                  (h) Environmental Matters. Except as disclosed or otherwise reflected in the Borrower's Annual Report on Form 10-K for the year ended December 30, 1995, neither the Borrower nor any of its Subsidiaries has received notice or otherwise obtained knowledge of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect arising in connection with (i) any noncompliance with or violation of the requirements of any applicable federal, state or local environmental health or safety statutes or regulations, or (ii) the release or threatened release of any toxic or hazardous waste, substance or constituent into the environment.

                  (i) Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (j) Disclosure. The information furnished in writing by or on behalf of the Borrower to the Lenders in connection with the negotiation, execution and delivery of this Agreement does not contain any material misstatements of fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  (k) No Defaults. The Borrower (i) is not in default under or with respect to this Agreement or any Note, and (ii) is not in default under or with respect to any other agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect which could reasonably be expected to result in a Material Adverse Effect.

                  (l) Use of Proceeds, Etc. All proceeds of each Advance will be used by the Borrower only in accordance with the provisions of
         Section 2.12. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Advance will be used to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, U, or X issued by the Board of Governors of the Federal Reserve System.


                                   ARTICLE V

                           COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Advance or any other amount owing hereunder shall remain unpaid or any Lender shall have any Commitment hereunder:

                  (a) Financial Information.  The Borrower will furnish to the
Lenders:

                (i) Quarterly Financial Statements. Within 50 days after the close of each quarterly accounting period in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of income, retained earnings and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year.

               (ii) Annual Financial Statements. Within 95 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statement of income, retained earnings and cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year and reported on without qualification by independent certified public accountants of recognized national standing, in each case together with a report of such accounting firm stating that in the course of its regular audit of the consolidated financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default relating to accounting matters (including, without limitation, in respect of Section 5.01(f)), or if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

              (iii) Officer's Certificates. At the time of the delivery of the financial statements under clauses (i) and (ii) above, a certificate of the chief financial officer of the Borrower which certifies (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower and its Subsidiaries on the dates and for the periods indicated, and (y) that such officer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower and its Consolidated Subsidiaries during the accounting period covered by such financial statements, and that as a result of such review such officer has concluded that no Default or Event of Default has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof. Such certificate shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Section 5.01(f) for the twelve-month period ending as at the end of the accounting period covered by the financial statements accompanied by such certificate.


               (iv) Notice of Default or Litigation. Promptly after the Borrower obtains knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, or (ii) any litigation or governmental proceeding pending or threatened against the Borrower or other event, act or condition which could reasonably be expected to result in a Material Adverse Effect.

                (v) SEC Filings. Promptly upon transmission thereof, copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which the Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor or which the Borrower shall send to its stockholders.

                  (vi) Other Information. From time to time, and as soon as reasonably practicable, such other information or documents (financial or otherwise) as any Lender through the Agent may from time to time reasonably request.

                  (b) Compliance with Law. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, rules, statutes, regulations, decrees and orders of all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, except such non-compliance as could not reasonably be expected to result in a Material Adverse Effect at the time of such noncompliance or in the foreseeable future.

                  (c) Payment of Taxes. The Borrower shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay or cause to be paid, when due, all taxes, charges and assessments and all other lawful claims required to be paid by the Borrower or such Subsidiaries, except (x) as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP and (y) where such nonpayment could not reasonably be expected to result in a Material Adverse Effect.

                  (d) Preservation of Corporate Existence. The Borrower shall, and shall cause each of its Subsidiaries to, do all things necessary to preserve, renew and keep in full force and effect its corporate existence and the licenses, permits, rights and franchises necessary to the proper conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the date of this Agreement.

                  (e) Maintenance of Books and Records. The Borrower will maintain financial records in accordance with GAAP, consistently applied. The representatives of the Agent or any of the Lenders shall have the right to visit and inspect any of the properties of the Borrower and of any of its Subsidiaries, to examine their books of account and records and take notes and make transcripts therefrom, and to discuss their affairs, finances and accounts with, and be advised as to the same by, their officers at such reasonable times and intervals as may be requested.

                  (f) Financial Condition. The Borrower shall cause Consolidated Cash Flow to equal or exceed 125% of Consolidated Cash Expenditures at the end of each fiscal quarter for the twelve-month period then ended. The defined terms used in this clause (f) shall be construed in accordance with GAAP and as follows:

                (i) "Consolidated Cash Flow" means for any fiscal period the sum of (A) consolidated earnings before income taxes of the Borrower and its Consolidated Subsidiaries for such fiscal period (including any earnings representing net gain on disposition of assets) before extraordinary items and their tax effects and before income from discontinued operations; (B) to the extent such amount is greater than zero, (x) consolidated interest expense for the Borrower and its Consolidated Subsidiaries for such fiscal period, minus (y) consolidated interest earnings for the Borrower and its Consolidated Subsidiaries for such fiscal period; (C) consolidated depreciation and amortization for the Borrower and its Consolidated Subsidiaries for such fiscal period; (D) for any fiscal period which includes a fiscal quarter in fiscal year 1995, restructuring charges of the Borrower and its Consolidated Subsidiaries up to an aggregate of $85.5 million in fiscal year 1995 to the extent such charges are taken into account in determining consolidated earnings during such fiscal quarter; (E) for any fiscal period which includes a fiscal quarter in fiscal year 1996, restructuring charges of the Borrower and its Consolidated Subsidiaries up to an aggregate of $100 million in fiscal year 1996 to the extent such charges are taken into account in determining consolidated earnings for such fiscal quarter; and (F) for any fiscal period which includes a fiscal quarter in fiscal year 1997, restructuring charges of the Borrower and its Consolidated Subsidiaries up to an aggregate of an amount equal to (a) $100 million minus (b) the aggregate amount of restructuring charges taken into account in determining consolidated earnings for any fiscal quarter in 1996.

         (ii) "Consolidated Cash Expenditures" means for any fiscal period the sum of (A) consolidated interest expense of the Borrower and its Consolidated Subsidiaries, (B) consolidated capital expenditures of the Borrower and its Consolidated Subsidiaries and (C) the aggregate amount of all dividends paid or declared by the Borrower on any of its capital stock during such fiscal period; and

              (iii) "Consolidated Subsidiary" means at any date any Subsidiary or other entity the financial statements of which would, under GAAP, be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                  SECTION 5.02. Negative Covenants. So long as any Advance or any other mount owing hereunder shall remain unpaid or any Lender shall have any Commitment hereunder:

                  (a) No Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any Principal Property now owned or hereafter acquired (unless the Borrower secures the Advances made hereunder equally and ratably with such Lien), other than:

                  (i) Liens existing and disclosed to the Lenders in writing prior to the date hereof;

               (ii) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

              (iii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted;

               (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                (v) Easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and which do not detract materially from the value of the property to which they attach or impair materially the use thereof by the Borrower or any of its Subsidiaries;

                (vi) Liens on property of any Person existing at the time such Person becomes a Subsidiary of the Borrower;

                (vii) Liens securing Indebtedness owed by a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower;

                (viii) any Lien arising solely by operation of law in the ordinary course of business or which is contained in a contract for the purchase or sale of goods or services entered into in the ordinary course of business;

                (ix) Liens on any property existing at the time of acquisition but only if the amount of outstanding Indebtedness secured thereby does not exceed the lesser of the fair market value or the purchase price of the property as purchased;

                (x) any Lien securing the purchase price of revenues or assets purchased after the date hereof or the cost of repairing or altering, constructing, developing or substantially improving all or any part of such revenues or assets; provided that such Lien attaches only to such revenues or assets (including any improvements) and the Indebtedness thereby secured does not exceed the lesser of the fair market value or the purchase price of the revenues or assets (including any improvements) as purchased;

               (xi) any other Liens securing Indebtedness which in the aggregate does not exceed 10% of Consolidated Net Tangible Assets at any time outstanding; and

              (xii) any extension, renewal or replacement of any of the Liens referred to above; provided that the Indebtedness secured by any such extension, renewal or replacement does not exceed the sum of the principal amount of the Indebtedness originally secured thereby and any fee incurred in connection with such transaction.

                  (b) Merger, Etc. The Borrower shall not (i) enter into any merger or consolidation, or liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired, or (ii) permit any of its Subsidiaries to do so, if such action could reasonably be expected to have a Material Adverse Effect, except that any wholly-owned Subsidiary of the Borrower may merge into or convey, sell, lease or transfer all or substantially all of its assets to, the Borrower or any other wholly-owned Subsidiary of the Borrower and the Borrower or any of its Subsidiaries may enter into any merger or consolidation so long as in the case of a transaction involving the Borrower, the Borrower, or in the case of any other transaction, a Subsidiary of the Borrower, is the surviving entity in such transaction and, after giving effect thereto, no Default or Event of Default shall have occurred or be continuing.

                  (c) Sale-Leasebacks. The Borrower shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired (except for property the aggregate value of which at the time such lease is entered into is less than 10% of Consolidated Net Tangible Assets),
(i) which the Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person, or (ii) which the Borrower or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any other Person in connection with such lease.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay when due any principal of any Advance (or, if any such failure is due solely to technical or administrative difficulties relating to the transfer of such amounts, within two Business Days after its due date) or the Borrower shall fail to pay when due any interest on any Advance, any fee (other than the fees referenced in Section 2.03) or any other amount payable by it hereunder or under any Note and five (5) days shall have elapsed from the date such interest, fees or

BII\64959_5
                                                       35
         other amounts were due; or with respect to the fees payable pursuant to Section 2.03, the Borrower shall fail to pay any such fee when due and two Business Days shall have elapsed from the Borrower's receipt of notice of such nonpayment from the Agent or any Lender; or

                  (b) Any representation or warranty made by the Borrower herein or pursuant to this Agreement or any Note (including without limitation in any certificate of the Borrower delivered pursuant hereto) shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) The Borrower shall fail to perform any term, covenant or agreement contained in Section 5.01(a)(iv), 5.01(f) or 5.02 on its part to be performed or observed; or

                  (d) The Borrower shall fail to perform any term, covenant or agreement contained in this Agreement (except those described in clauses (a) and (c) above) and such failure shall continue for 30 days; or

                  (e) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Principal Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Borrower or such Principal Subsidiary or for any substantial part of its property, or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

                  (f) The Borrower or any of its Principal Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of any order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or such Principal Subsidiary or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

                  (g) (A) The Borrower shall fail to make any payment in respect of Indebtedness when due (whether by scheduled maturity, required prepayment, acceleration or otherwise) if the aggregate amount of such payment is $5,000,000 or more, or (B) any breach, default or event of default shall occur and be continuing (and applicable grace and notice periods shall have expired) under any agreement or indenture relating to any Indebtedness in an aggregate amount of $5,000,000 or more, and, except in the case of financial covenant defaults, the maturity of any such Indebtedness has been accelerated in accordance with the terms thereof; or

                  (h) (A) Any Termination Event shall occur, or (B) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or
         (C) the Borrower or any member of its ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, or (D) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer any ERISA Plan, or (E) the Borrower or a member of its ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (F) a proceeding shall be instituted against the Borrower or any member of its ERISA Controlled Group to enforce Section 515 of ERISA, or (G) any other event or condition shall occur or exist with respect to any Plan, if such events, transactions or conditions set forth in clauses (A) through (G) above could singly or in the aggregate be reasonably expected to have a Material Adverse Effect; or

                (i) If there shall remain in force, undischarged, unsatisfied and unstayed, for more than 30 days, whether or not consecutive, any final judgment against the Borrower or any of its Principal Subsidiaries which, when added to any other outstanding final judgments which remain undischarged, unsatisfied and unstayed for more than 30 days against the Borrower or any such Principal Subsidiary, exceeds $5,000,000;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare all Advances, the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon all Advances, the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however that in the case of any of the Events of Default specified in clauses
(e) or (f) above with respect to the Borrower, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                                   THE AGENT

                  SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Note or Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

                  SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Committed Notes then held by each of them (or if no Committed Notes are at the time outstanding or if any Committed Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

                  SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, which shall be (i) a Lender or (ii) if no Lender shall accept appointment as the Agent within 30 days after such resignation or removal, any other Person, which Person, so long as no Default shall have occurred and be continuing, shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be (i) a Lender or (ii) any other Person, which Person, so long as no Default shall have occurred and be continuing, shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this

Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, or in the case of
Section 2.13 and any Uncommitted Note, the Borrower and the Lender to which such Note is payable, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that the written consent of the Borrower and all the Lenders shall be required in order to amend or waive any provision of the Agreement or the Notes other than Section 2.13 and the Uncommitted Notes which would have the effect of (a) a reduction in principal, interest or fees payable to the Lenders under this Agreement or the Committed Notes, (b) the postponement of any date fixed for the payment of any principal, interest or fees under this Agreement or the Committed Notes, (c) an increase in the Commitments, (d) amending or waiving compliance with the last sentence of Section 2.01(a), Section 2.08, Section
8.05 or this Section 8.01, or (e) amending the definition of Required Lenders; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

                  SECTION 8.02. Notices, etc. All notices and other communications provided for hereunder shall be in writing (including telecopier or telex communication) and mailed, telecopied, telexed or delivered, if to the Borrower, at its address at 1000 Stanley Drive, New Britain, Connecticut 06050,
Attention: Secretary, telecopy no. 2038273911, with a copy to Craig A. Douglas, Director, Corporate Finance, at the same address and telecopy no. 2038273848; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 7th Floor, Zone 1, One Court Square, Long Island City, New York 11120, Attention: Loan Investor Services Department; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when telecopied or telexed, be effective when telecopied (with receipt confirmed by telephone) or confirmed by telex answerback, respectively, and when mailed or delivered, when received, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
                  SECTION 8.04. Costs and Expenses; Breakage Indemnification.
(a) The Borrower agrees to pay on demand all reasonable costs and expenses, if any (including, without limitation, counsel fees and expenses reasonably incurred), of the Agent and each Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

                  (b) If any payment, prepayment or conversion of any Eurodollar Rate Advance or a Fixed Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of acceleration of the maturity of the Advances and the Notes pursuant to Section 6.01 or for any other reason other than in connection with Section 2.02(c), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Advance.

                  (c) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the actual or proposed use of the proceeds of the Advances in connection with any acquisition or proposed acquisition by the Borrower or any Subsidiary of the Borrower of another Person or one or more businesses of another Person (whether by means of a stock purchase, asset acquisition or otherwise), whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

                  SECTION 8.05. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Committed Advances owing to it (other than pursuant to

Section 2.02(d), 2.06, 2.08, 2.10 or 8.04(b)) in excess of its ratable share of payments on account of the Committed Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Committed Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 8.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 8.06. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations hereunder or under any Note or any interest herein or therein (other than as permitted by Section 5.02(b)) without the prior written consent of the Lenders.

                  SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Committed Advances owing to it and the Committed Note or Notes held by it); provided, however, that (i) each such assignment (other than assignment to an affiliate of such Lender) shall require the prior written consent of the Borrower, which consent shall not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Uncommitted Advances, Uncommitted Advances owing to it and Uncommitted Notes), (iii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance (which shall include the agreement of the assignee party to such assignment, for the benefit of the Borrower, to be bound by the terms and provisions of this Agreement to the same extent as if it were an original party hereto), together with any Committed Note subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and

Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Committed Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit I hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Committed Note a new Committed Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Committed Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Committed Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Committed Note or Notes, shall be dated the effective date of such Assignment and

Acceptance and shall otherwise be in substantially the form of Exhibit A hereto. Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Person as a Lender and the resulting adjustment of the Commitments, if any, arising from such assignment of Commitments to such Person.

                  (d) The Agent shall maintain at its address referred to in
Section 8.02 a copy of each Assignment and Acceptance or New Commitment Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Each Lender may sell participations to one or more banks or other financial institutions in all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) such participant's right to consent to any modification, waiver or release of any of the provisions of this Agreement shall be limited to the right to consent to (A) any reduction in principal, interest or fees payable to such Lender under this Agreement, (B) the postponement of any date fixed for the payment of any principal, interest or fees under this Agreement and (C) increase in the Commitment, and (D) any amendments to the foregoing clauses (A), (B) and (C).

                  (f) Each New Lender shall submit a New Commitment Acceptance in accordance with the provisions of Section 2.01(c). Upon the execution, delivery, acceptance and recording of a New Commitment Acceptance, from and after the Increase Date related thereto such New Lender shall be a party hereto and have the rights and obligations of a Lender hereunder having the Commitment specified therein (or such lesser Commitment as shall be allocated to such New Lender in accordance with Section 2.01(c)). By executing and delivering a New Commitment Acceptance, the New Lender thereunder confirms to and agrees with the other parties hereto as follows: (i) such New Lender hereby agrees that no Lender has made any representation or warranty, or assumes any responsibility, with respect to (x) any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or (y) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (ii) such New Lender confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such New Commitment Acceptance; (iii) such New Lender will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such New Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (v) such New Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  SECTION 8.08. Limitation on Assignments and Participations.
(a) Any Lender may, in connection with any actual or proposed assignment or participation pursuant to Section 8.07, disclose to the actual or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that the actual or proposed assignee or participant shall have agreed prior to any such disclosure to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender or the Borrower.

                  (b) Notwithstanding anything in Section 8.07 to the contrary, no Lender shall have the right to assign its rights and obligations hereunder or any interest therein or to sell participations to one or more banks or other financial institutions in all or a portion of its rights hereunder or any interest therein where the result of such assignment or participation would be reasonably expected to entitle the Lender to claim additional amounts pursuant to Section 2.02(d), 2.06, 2.08, 2.10, 2.13(f) or 8.04 or would otherwise result in an increase in the Borrower's obligations.

                  (c) Anything in this Section 8.08 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its rights to payment of the Advances owing to it hereunder to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any applicable Operating Circular issued by such Federal Reserve Bank. No such assignment shall have the effect of releasing such Lender from its obligations hereunder.

                  SECTION 8.09. Withholding. If any Lender, or any Person that becomes a party to this Agreement pursuant to Section 8.07, is not incorporated under the laws of the United States of America or a state thereof, such Person agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to each of the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Person is entitled to receive payments under this Agreement and the Note or Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Person which delivers to the Borrower a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to each of the Borrower and the Agent two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, certifying in the case of a Form 1001 or 4224 that such Person is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Person from duly completing and delivering any such form with respect to it and such Person advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                  SECTION 8.10. Mitigation. In the event that any Lender claims any amounts under Sections 2.02(d), 2.06, 2.08, 2.10 or 8.04(b), it shall use all reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to take actions (including, without limitation, changing the jurisdiction of its Applicable Lending Office) so as to eliminate such additional amounts; provided that such Lender shall not be required to take any action if, in its reasonable judgment, such action would be materially disadvantageous to it.

                  SECTION 8.11. Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 8.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.13. Submission to Jurisdiction. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or any Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and a claim that such proceeding brought in such a court has been brought in an inconvenient forum.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective signatories thereunto duly authorized, as of the date first above written.

                                  THE STANLEY WORKS


                                  By             Richard Huck
                                     -----------------------------------------
                                     Name:   Richard Huck
                                     Title:  Vice President, Finance and
                                             Chief Financial Officer

$22,500,000                      CITIBANK, N.A.,
                                 as Agent and as Lender


                                 By        Carolyn A. Kee
                                    -------------------------------------------
                                    Name:  Carolyn A. Kee
                                    Title: As-Attorney-In-Fact


                                 INITIAL LENDERS


$17,500,000                      WACHOVIA BANK OF GEORGIA, N.A.


                                 By     Terence A. Snellings
                                    -------------------------------------------
                                    Name:  Terence A. Snellings
                                    Title: Senior Vice President


$17,500,000                      BANQUE NATIONALE DE PARIS


                                 By   Sophie Revillard Kaufman
                                    -------------------------------------------
                                    Name:  Sophie Revillard Kaufman
                                    Title: Vice President

                                 By          Gwen Abbott
                                    -------------------------------------------
                                    Name:  Gwen Abbott
                                    Title: Assistant Vice President


$10,000,000                      BARCLAYS BANK PLC


                                 By          Gary Albanese
                                    -------------------------------------------
                                    Name:  Gary Albanese
                                    Title: Associate Director

$17,500,000                       FLEET NATIONAL BANK



                                 By           Paul A. Veiga
                                    -------------------------------------------
                                    Name:  Paul A. Veiga
                                    Title: Vice President


$17,500,000                        ROYAL BANK OF CANADA
                                   NEW YORK BRANCH

                                 By         Preston D. Jones
                                    -------------------------------------------
                                    Name:  Preston D. Jones
                                    Title: Senior Manager, Corporate Banking


$17,500,000                      MELLON BANK, N.A.


                                 By          John Paul Marotta
                                    -------------------------------------------
                                    Name:  John Paul Marotta
                                    Title:   Assistant Vice President


$17,500,000                      MORGAN GUARANTY TRUST COMPANY OF
                                 NEW YORK


                                 By          James E. Condon
                                    -------------------------------------------
                                    Name:  James E. Condon
                                    Title: Vice President


$12,500,000                     STATE STREET BANK & TRUST CO.


                                 By         F. Andrew Beise
                                    -------------------------------------------
                                    Name:  F. Andrew Beise
                                    Title: Vice President

                                   SCHEDULE I

                     ADDRESS AND APPLICABLE LENDING OFFICES

Name of Lenders                                  Domestic                              Eurodollar
and Addresses                                    Lending                               Lending
For Notices                                      Office                                Office
==========================================================================================================================
Citibank, N.A.                                   Citibank, N.A.                        Citibank, N.A.
7th Floor, Zone 1                                7th Floor, Zone 1                     7th Floor, Zone 1
One Court Square                                 One Court Square                      One Court Square
Long Island City, N.Y. 11120                     Long Island City, N.Y. 11120          Long Island City, N.Y. 11120

Telecopy:  212-793-7712
Telephone: 212-559-7241/212-559-4424
Attn:  Paolo de Alessandrini/
         Aaron Kim
==========================================================================================================================
Banque Nationale                                 BNP  New York                         BNP  Georgetown
  de Paris                                       499 Park Avenue                       499 Park Avenue
499 Park Avenue                                  New York, N.Y. 10022                  New York, N.Y. 10022
New York, N.Y. 10022                                                                   Telecopy:  212-415-9606
Telecopy:  212-415-9606                                                                Telephone: 212-415-9601
Telephone: 212-415-9601                                                                Attn: Ms. Sophie Kaufman
Attn: Ms. Sophie Kaufman

==========================================================================================================================



                                                  SCHEDULE I-1

===========================================================================================================================
Morgan Guaranty                            Loan Department                          c/o J.P. Morgan
  Trust Company of                         60 Wall Street                             Services, Inc.
  New York                                 New York, New York  10260                EuroLoan Servicing Unit
60 Wall Street                                                                      902 Market Street
New York, N.Y. 10260                                                                Wilmington, DE  19801
Telecopy:  212-648-5019
Phone:212-648-7738
Attn:  James Condon
===========================================================================================================================
===========================================================================================================================
Name of Lenders                            Domestic                                 Eurodollar
and Addresses                              Lending                                  Lending
For Notices                                Office                                   Office
===========================================================================================================================
State Street Bank & Trust Co.              State Street Bank & Trust Co.            State Street Bank & Trust Co. 225
225 Franklin Street                        225 Franklin Street                      225 Franklin Street
Boston, MA  02110-2804                     Boston, MA  02110-2804                   Boston, MA  02110-2804
Attn: Mr. F. Andrew Beise                  Attn: Mr. F. Andrew Beise                Attn: Mr. F. Andrew Beise
Telecopy: 617-654-4176                     Telecopy: 617-654-4176                   Telecopy: 617-654-4176
Phone: 617-654-3120                        Phone: 617-654-3120                      Phone: 617-654-3120
===========================================================================================================================
Royal Bank of Canada                       Royal Bank of Canada                     Royal Bank of Canada
New York Branch                            New York Branch                          New York Branch
One Financial Square                       One Financial Square                     One Financial Square
23rd Floor                                 23rd Floor                               23rd Floor
New York, New York                         New York, New York                       New York, New York
10005-3531                                    10005-3531                               10005-3531
Telecopy:  (212) 428-2372
Telephone: (212) 428-6311
Attn:  Manager, Credit
          Administration



                                                  SCHEDULE I-2

==========================================================================
Copy to:
Royal Bank of Canada
One Financial Square, 24th Floor
New York, New York
  10005-3531
Attn:  Sheryl L. Greenberg
          Manager
Telecopy:  (212) 428-6459
Telephone: (212) 428-6476
==========================================================================


                                                  SCHEDULE I-3

==================================================================================================================
Name of Lenders                          Domestic                                    Eurodollar
and Addresses                            Lending                                     Lending
For Notices                              Office                                      Office
==================================================================================================================
Wachovia Bank of                         Wachovia Bank of                            Wachovia Bank of
  Georgia, N.A.                            Georgia, N.A.                               Georgia, N.A.
191 Peachtree St., NE                    191 Peachtree St.,NE                        191 Peachtree St.,NE
Atlanta, GA 30303                        Atlanta, GA 30303                           Atlanta, GA 30303
Telecopy:  404-332-6898                  Telecopy:  404-332-6898                     Telecopy:  404-332-6898
Telephone: 404-332-1090                  Telephone: 404-332-1090                     Telephone: 404-332-1090
Attn: Terrence Snellings                 Attn: Terrence Snellings                    Attn: Terrence Snellings
MC370                                    MC370                                       MC370



                                                  SCHEDULE I-4

Name of Lenders
And Addresses                 Domestic                         Eurodollar                          Uncommitted
For Notices                   Lending Office                   Lending Office                      Lending Office

Barclays Bank PLC             Barclays Bank PLC                Barclays Bank PLC                   Barclays Bank PLC
P.O. Box 544                  London c/o                       Central Loan Admin.                 8th Floor
34 Lombard Street             Barclays Bank PLC                Dept., 5th Floor                    222 Broadway
London EC3V 9EX               75 Wall Street                   St. Swithins House                  New York, N.Y. 10038
                              New York, N.Y. 10265             11/12 St. Swithins Lane
Telecopy:                                                      London EC4N 8AS                     Ref:  Stanley Works
171-699-2298                  Ref: Stanley Works                                                   Uncommitted Bid Option
                              Base Rate Advances               Ref: Stanley Works
Contacts:                                                      Eurodollar Rate Advances            Contacts:
Jonathan Gray                 Telecopy: 212-412-5002                                               Tom Connolloy
Tel. No.                                                       Telecopy: 171-621-4583              Greg Hurley
171-699-2301                  Contacts:                        Telex: 895-0821                     212-412-2091
                              Kevin Jones                                                          Telecopy:
                              212-412-5022                     Contacts:
                                                               Tanya Bond
                                                               171-621-4599
Barclays Bank
222 Broadway
New York, New York  10038

Contact:
Terrence Bullock
Tel. No.:  (212) 412-2554






                                                  SCHEDULE I-5

Name of Lenders                              Domestic                               Eurodollar
and Addresses                                Lending                                Lending
For Notices                                  Office                                 Office
===================================================================================================================
Mellon Bank, N.A.                            Mellon Bank, N.A.                      Mellon Bank, N.A.
Three Mellon Center                          Three Mellon Center                    Three Mellon Center
Pittsburgh, PA                               Pittsburgh, PA                         Pittsburgh, Pa.
15259-0001                                   15259-0001                             15259-0001

Telecopy:  412-236-2027                      Mellon Financial Services              Telecopy:  412-236-2027
Telephone: 412-234-8347                      65 East 55th Street                    Telephone:  412-234-8347
Attn:  Rhonda Ashbaugh                       New York, NY  10260                    Attn:  Rhonda Ashbaugh
                                             Telecopy: 212-702-5269
                                             Telephone: 212-702-4029
                                             Attn: John Paul Marotta
====================================================================================================================
Fleet National Bank                          Fleet National Bank                    Fleet National Bank
777 Main Street                              777 Main Street                        777 Main Street
Hartford, Ct.                                Hartford, Ct.                          Hartford, Ct.
06115                                        06115                                  06115

Telecopy: 860-986-9378                       Telecopy: 860-986-9378                 Telecopy: 860-986-9378
Telephone: 860-986-4426                      Telephone: 860-986-7098                Telephone: 860-986-7098
Attn: Paul Veiga                             Attn: Zoraida Sanchez                  Attn: Zoraida Sanchez
====================================================================================================================



                                  SCHEDULE I-6

                                   EXHIBIT A

                                PROMISSORY NOTE
                              (Committed Advances)

$                                                       Dated:




                  FOR VALUE RECEIVED, the undersigned, The Stanley Works, a Connecticut corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of [NAME OF LENDER] (the "Lender") the principal sum of $ or, if less, the aggregate principal amount of all Committed Advances made by the Lender to the Borrower pursuant to the Credit Agreement referred to below outstanding on the Termination Date, and such amount shall be paid on or prior to the Termination Date as provided in the Credit Agreement referred to below or, in the event of an election pursuant to Section 2.07(c) of said Credit Agreement, on the Term Date as provided therein.

                  Capitalized terms used herein and not defined herein shall have the meanings provided in the Credit Agreement referred to below.

                  The Borrower promises to pay interest on the principal amount of each Committed Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement referred to below.

                  Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at 399 Park Avenue, New York, New York 10043 in same day funds. Each Committed Advance made by the Lender to the Borrower and the maturity thereof, and all payments made on account of the principal amount thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is a part of this Promissory Note, which recordation shall be conclusive and binding absent manifest error but the failure to make such recording shall not have any effect on the Lender's rights hereunder.

                  This Promissory Note is one of the Committed Notes referred to in, and is entitled to the benefits of, the Facility A (364 Day) Credit Agreement dated as of October 23, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement), among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders. The Credit Agreement, among other things, (i) provides for the making of Committed Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Committed Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


                                     THE STANLEY WORKS


                                     By_____________________
                                          Name:
                                          Title:



                                     By_____________________
                                          Name:
                                          Title:






                       ADVANCES AND PAYMENTS OF PRINCIPAL


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

                                  EXHIBIT B-1


                                  RATE REQUEST


Citibank, N.A., as Reference Bank
  under the Credit Agreement
  referred to below
7th Floor, Zone 1
One Court Square
Long Island City, New York  11120
Attn: Mr. John Makrinos



[Date]

Ladies and Gentlemen:

         The undersigned, The Stanley Works, refers to the Facility A (364 Day) Credit Agreement, dated as of October 23, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) among the undersigned, certain Lenders parties thereto, and Citibank, N.A., as Agent for said Lenders and hereby requests notification from you pursuant to Section 2.02(a) thereof of the Eurodollar Rate which is applicable to the Committed Advance to be made (or converted or continued) on , 19 in the principal amount of $ with the Interest Period of months.


                                Very truly yours,

                                The Stanley Works



                                By_________________________
                                  Name:
                                  Title:



                                      B1-1

TO BE COMPLETED AND RETURNED BY
   REFERENCE BANK:

The rate requested above, determined as required by the Credit Agreement, is .


                                      CITIBANK, N.A., as Reference Bank

                                      By_________________________________
                                           Authorized Officer




                                      B1-2

                                  EXHIBIT B-2


                              NOTICE OF BORROWING


Citibank, N.A., as  Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
7th Floor, Zone 1
One Court Square
Long Island City, New York  11120
Attn: Mr. John Makrinos

                                                                        [Date]


Ladies and Gentlemen:

                  The undersigned, The Stanley Works, refers to the Facility A (364 Day) Credit Agreement, dated as of October 23, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Committed Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Committed Borrowing (the "Proposed Committed Borrowing ") as required by Section 2.02(b) of the Credit Agreement:


                (i)        The Business Day of the Proposed Committed Borrowing
         is             , 19  .

               (ii) The Type of Advances comprising the Proposed Committed Borrowing is [Base Rate] [Eurodollar Rate].

              (iii)        The aggregate amount of the Proposed Committed
         Borrowing is $        .

              [(iv)]       The Initial Interest Period for each Eurodollar Rate
         Advance made as part of the Proposed Committed Borrowing
         is         month[s]].



                                      B2-1

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Committed Borrowing:

                  (A) the representations and warranties contained in Section
4.01 of the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Committed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (B) no event has occurred and is continuing, or would result from such Proposed Committed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  The Borrower's account information for funding purposes is Account No. 36852248, Citibank, N.A., ABA No. 021000089, Long Island City, New York, Ref. .


                                         Very truly yours,

                                         The Stanley Works


                                         By____________________
                                           Name:
                                           Title:


                                      B2-2

                                  EXHIBIT B-3


                               NOTICE OF INCREASE


Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
7th Floor, Zone 1
One Court Square
Long Island City, New York  11120
Attn:  Mr. John Makrinos
                                                                    [Date]


Ladies and Gentlemen:

                  The undersigned, The Stanley Works, refers to the Facility A (364 Day) Credit Agreement, dated as of October 23, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.01(c) of the Credit Agreement, that the undersigned requests an increase in the aggregate amount of the Commitments as follows:

                  Increase Date:  _________________________

                  Proposed Aggregate
                  Commitment Increase:  ___________________

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Increase Date:

                  (A) the representations and warranties contained in Section
4.01 of the Credit Agreement are correct in all material respects as though made on and as of such date; and



                                      B3-1

                  (B) no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                Very truly yours,

                                The Stanley Works


                                By_____________________
                                  Name:
                                  Title:


                                      B3-2

                                  EXHIBIT B-4


                              NOTICE OF EXTENSION


Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
7th Floor, Zone 1
One Court Square
Long Island City, New York  11120
Attn:  Mr. John Makrinos

                                                                   [Date]


Ladies and Gentlemen:

                  The undersigned, The Stanley Works, refers to the Facility A (364 Day) Credit Agreement, dated as of October 23, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.07(c) of the Credit Agreement that the undersigned hereby elects that the maturity of all Committed Advances outstanding as of the close of business New York time on the day immediately preceding the Termination Date be extended to the Term Date.

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Termination
Date:

                  (A) the representations and warranties contained in Section
4.01 of the Credit Agreement are correct in all material respects as though made on and as of such date; and



                                      B4-1

                  (B) no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                                     Very truly yours,

                                                     The Stanley Works


                                                     By_____________________
                                                       Name:
                                                       Title:



                                      B4-2

                                   EXHIBIT C



                      NOTICE OF CONVERSION OR CONTINUATION


                                                                  [Date]

Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
7th Floor, Zone 1
One Court Square
Long Island City, New York  11120
Attn: Mr. John Makrinos


Ladies and Gentlemen:

                  The undersigned, The Stanley Works, refers to the Facility A (364 Day) Credit Agreement, dated as of October 23, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, pursuant to Section 2.04(b) of the Credit Agreement that the undersigned hereby elects to [convert][continue] the Committed Borrowing consisting of [Base Rate][Eurodollar Rate] Advances:

                (i)        which is in the amount of $         ;

               (ii)        which, in the case of a Committed Borrowing
         consisting of Eurodollar Rate Advances, has an Interest Period
         of    month(s);(1) and

              (iii) which was borrowed (or previously converted or continued) on ________, 199_.

---------------
(1)     Omit clause (ii) if Committed Borrowing consisted of Base Rate Advances.

                  Such [conversion][continuation] shall become effective on , 199 , at which time such Advances shall be [converted into][continued as] [Base Rate][Eurodollar Rate] Advances:

                (i)        which is in the amount of $           ;(2) and

               (ii)        which has an Interest Period of    month(s)(3).



                                        Very truly yours,

                                        The Stanley Works


                                        By__________________
                                          Name:
                                          Title:

-------------------
         (2) Omit clause (i) if conversion or continuation is for entire amount of Committed Borrowing.

         (3)       Omit clause (ii) if conversion is into Base Rate Advance.

                                   EXHIBIT D

                                PROMISSORY NOTE
                             (Uncommitted Advances)

$150,000,000                                                         Dated:




                  FOR VALUE RECEIVED, the undersigned, The Stanley Works, a Connecticut corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of [NAME OF LENDER] (the "Lender") the aggregate principal amount of all Uncommitted Advances made by the Lender to the Borrower pursuant to the Credit Agreement referred to below and such amount shall be paid in the amounts and on the dates provided in the Credit Agreement referred to below.

                  Capitalized terms used herein and not defined herein shall have the meanings provided in the Credit Agreement referred to below.

                  The Borrower promises to pay interest on the principal amount of each Uncommitted Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement referred to below.

                  Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, for the account of the Lender, at 399 Park Avenue, New York, New York 10043 in same day funds. Each Uncommitted Advance made by the Lender to the Borrower and the maturity thereof, and all payments made on account of the principal amount thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is a part of this Promissory Note, which recordation shall be conclusive and binding absent manifest error but the failure to make such recording shall not have any effect on the Lender's rights hereunder.

                  This Promissory Note is one of the Uncommitted Notes referred to in, and is entitled to the benefits of, the Facility A (364 Day) Credit Agreement dated as of October 23, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other Lenders. The Credit Agreement, among other things, (i) provides for the making of Uncommitted Advances by the Lender to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Uncommitted Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for

BII\64959_5
                                      D-1
prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


                                 THE STANLEY WORKS


                                 By________________________
                                   Name:
                                   Title:



                                 By________________________
                                   Name:
                                   Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL



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 Date                Amount of               Amount of Principal Paid or                Maturity Date                    Notation
                      Advance                Prepaid                                                                     Made By
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
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                                      D-3


                                   EXHIBIT E


                             FORM OF QUOTE REQUEST


                                                                [Date]


Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
7th Floor, Zone 1
One Court Square
Long Island City, New York  11120
Attn: Mr. John Makrinos


Ladies and Gentlemen:

         The undersigned, The Stanley Works, refers to the Facility A (364 Day) Credit Agreement, dated as of October 23, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice pursuant to Section 2.13 of the Credit Agreement that the undersigned hereby requests offers to make an Uncommitted Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Borrowing (the "Proposed Uncommitted Borrowing") is requested to be made (4):

                (i) The Business Day of the Proposed Uncommitted Borrowing
         is _______, 19    .

               (ii) The proposed aggregate amount of the Proposed Uncommitted Borrowing is $______ .

-------------------------
4 Information required for a Borrowing may be repeated as necessary if more than one Borrowing is being requested in one Form of Quote Request.

              (iii) The duration of the proposed Interest Period for the
         Proposed Uncommitted Borrowing is      .

               (iv) The Type of Proposed Uncommitted Borrowing is [Fixed Rate] [Floating Rate].

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Uncommitted Borrowing:

                  (A) the representations and warranties contained in Section
4.01 of the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Uncommitted Borrowing on the same day and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (B) no event has occurred and is continuing, or would result from such Proposed Uncommitted Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                             Very truly yours,

                             The Stanley Works


                             By______________________
                               Name:
                               Title:

                                   EXHIBIT F


                                 FORM OF QUOTE




[Date]


THE STANLEY WORKS
1000 Stanley Drive
New Britain, CT 06050


Re: Facility A (364 Day) Credit Agreement dated as of October 23, 1996 among The Stanley Works, certain Lenders parties thereto, and Citibank, N.A., as Agent for said Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement")


Ladies and Gentlemen:

                  The undersigned, [Name of Lender], refers to the above referenced Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes [a] Quote[s] pursuant to Section 2.13 of the Credit Agreement, in response to the Quote Request made by the Borrower on , 19 , and in response thereto, sets forth below the terms on which such Quote[s] [is] [are] made:

                (i) The principal amount of the Uncommitted Advance
        is $           .

               (ii) The Type of Uncommitted Advance is [Fixed Rate] [Floating Rate].

              (iii) The Floating Rate Margin in the case of a Floating Rate
        Advance,   or the Fixed Rate in the case of a Fixed Rate Advance,
        is          .(5)

-------------------
         (5)      Clauses (i) through (iii) should be repeated as to each additional offer being made.

                  The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this Quote in accordance with
Section 2.13(d) of the Credit Agreement.

                              Very truly yours,

                              [NAME OF LENDER]


                              By_____________________
                                Name:
                                Title:

                                   EXHIBIT G

                               FORM OF ACCEPTANCE



[Date]


Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
7th Floor, Zone 1
One Court Square
Long Island City, New York  11120
Attn:  Mr. John Makrinos



Re: Facility A (364 Day) Credit Agreement, dated as of October 23, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement") among the undersigned, certain Lenders parties thereto, and Citibank, N.A., as Agent for said Lenders


Ladies and Gentlemen:

                  The undersigned, The Stanley Works, refers to the above referenced Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. In accordance with Section 2.13 of the Credit Agreements, we have received [a] Quote/Quotes in connection with our Quote Request, dated , for [an] Uncommitted Borrowing[s] to occur on , and in accordance with Section 2.13(d) of the Credit Agreement, we hereby accept the following offer/offers for the Interest Period of [ ]:


Principal Amount     Fixed Rate/Floating Rate     Lender

                  The Borrower's account information for funding purposes is Account No.
36852248, Citibank, N.A., ABA No. 021000089, Long Island City, New York, Ref.____.

                                Very truly yours,

                                The Stanley Works


                                By________________________
                                  Name:
                                  Title:

                                   EXHIBIT H

                       FORM OF OPINION OF GENERAL COUNSEL

                                                                    [Date]


To each of the Lenders parties
  to the Credit Agreement referred
  to below and to
  Citibank, N.A., as Agent
  for said Lenders


Ladies and Gentlemen:

                  I am the General Counsel of The Stanley Works, a Connecticut corporation (the "Borrower"), and have acted as counsel to the Borrower in connection with the Facility A (364 Day) Credit Agreement, dated as of October 23, 1996 (the "Credit Agreement"), among the Borrower, certain Lenders parties thereto (the "Lenders"), and Citibank, N.A., as Agent for said Lenders.

                  This opinion is being delivered to you pursuant to Section 3.01(d) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

                  In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

                  (a) a counterpart executed by the Borrower of the Credit Agreement;

                  (b) each of the executed Notes and each of the executed Uncommitted Notes;

                  (c) copies of the Certificate of Incorporation and Bylaws of the Borrower;

                  (d) a certified copy of certain resolutions of the Board of Directors of the Borrower;

                  (e) certificates from public officials in the State of Connecticut as to the good standing of the Borrower in the State of Connecticut; and

                  (f) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

                  In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon written statements and certificates of the Borrower and its officers and other representatives and of public officials.

                  Unless otherwise indicated, references in this opinion to the "Loan Documents" shall mean the documents listed in clauses (a) and (b) above. In addition, references to (i) "Applicable Laws" shall mean the laws and regulations of the States of Connecticut and New York and the United States of America (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System) which are applicable to the transactions contemplated by the Loan Documents; (ii) the term "Governmental Authorities" means any Connecticut, New York and federal executive, legislative, judicial, administrative or regulatory body; (iii) the term "Applicable Contracts" shall mean the agreements and instruments set forth in the index of exhibits to the Borrower's Annual Report on Form 10K for the year
ended            , 19   filed with the Securities and Exchange Commission and
(iv) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to any Applicable Law.

                  I am admitted to the bar in the States of Connecticut and New York. This opinion is limited to the laws of the State of Connecticut, the State of New York and the United States of America to the extent specified herein.

                  In rendering this opinion, I have assumed, with your consent, that:

                  (a) the execution, delivery or performance by the Borrower of the Loan Documents does not and will not conflict with, contravene, violate or constitute a default under any rule, law or regulation to which the Borrower is subject (other than applicable laws, orders and decrees as to which I express my opinion in paragraph 5 herein) or any agreement or instrument to which the Borrower or the Borrower's property is subject (except and to the extent that I express my opinion in paragraph 5 herein);

                  (b) and no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which I express my opinion in paragraph 6 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Borrower of any Loan Document or the transactions contemplated thereby.

                  My opinions are also subject to the following assumptions and qualifications:

                  (a) the Credit Agreement constitutes the valid and binding obligation of the Lenders and is enforceable against the Lenders in accordance with its terms; and

                  (b) I express no opinion as to the effect on the opinions herein stated of (i) the compliance or noncompliance of the Lenders with any state, federal or other laws or regulations applicable to the Lenders or (ii) the legal or regulatory status or the nature of the business of the Lenders.

                  Based upon the foregoing and such investigations that I have deemed necessary, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

                  1. The Borrower has been duly incorporated, is validly existing and in good standing under the laws of the State of Connecticut.

                  2. The Borrower has the corporate power and corporate authority to execute, deliver and perform all of its obligations under the Loan Documents.

                  3. The execution and delivery of each Loan Document has been duly authorized by all requisite corporate action on the part of the Borrower.

                  4. Each Loan Document has been duly executed and delivered by the Borrower, constitutes a valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms, subject to the following qualifications:

                (i) enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

               (ii) I express no opinion as to the enforceability of any rights to indemnification provided for in the Loan Documents which may violate the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

              (iii) I express no opinion as to the enforceability of Section
         8.05 of the Credit Agreement insofar as this provision purports to authorize a Person who has purchased a participation in Advances under the Credit Agreement to set off, appropriate or apply any deposit or property or indebtedness of the Borrower against any obligation of the Borrower.

                  5. Neither the execution, delivery or performance by the Borrower of the Loan Documents nor the compliance by the Borrower with the terms and provisions thereof will conflict with, contravene, violate or constitute a default under (i) any provision of any Applicable Contract or, to the best of my knowledge, after due investigation, any other agreement or instrument to which the Borrower or the Borrower's property is subject, (ii) any provision of any Applicable Law, (iii) to the best of my knowledge, after due investigation, any judicial or administrative order or decree of any Governmental Authority or (iv) its Certificate of Incorporation and By-laws. As used in this paragraph, "due investigation" means solely that, as to agreements and instruments, I have interviewed the officers of the Borrower responsible for its financing activities, and, as to orders and decrees, I have interviewed the lawyers under my supervision.

                  6. Based on my review of Applicable Laws, but without my having made any special investigation concerning any other law, rule or regulation, no Governmental Approval which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of any of the Loan Documents by the Borrower.

                  7.The Borrower is not required to be registered under the Investment Company Act of 1940, as amended.

                  This opinion is being furnished only to you and is solely for your benefit in connection with the transactions contemplated by the Loan Documents and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without my prior written consent.


                                                     Very truly yours,

                                   EXHIBIT I
                           ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Credit Agreement dated as of October 23, 1996 (as amended or modified from time to time, the "Credit Agreement") among The Stanley Works, a Connecticut corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Uncommitted Advances and Uncommitted Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Uncommitted Advances and Uncommitted Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Committed Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Committed Note held by the Assignor and requests that the Agent exchange such Committed Note for a new Committed Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Committed Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) agrees, for the benefit of the Borrower, that it will be bound by the terms and provisions of the Credit Agreement to the same extent as if it were an original party thereto and (vii) attaches any U.S. Internal Revenue Service forms required under Section 8.09 of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Committed Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Committed Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                           Assignment and Acceptance


Percentage interest assigned:                                         ________%

Assignee's Commitment:                                              $__________

Aggregate  outstanding principal amount of Committed                $__________
           Advances assigned:
         Principal amount of Committed Note payable to Assignee:    $__________

         Principal amount of Committed Note payable to Assignor:    $__________

         Effective Date(6): _______________, 199_


                                  [NAME OF ASSIGNOR],
                                    as Assignor

                                  By________________________
                                    Name:
                                    Title:

                                  Dated:  _______________, 199_


                                  [NAME OF ASSIGNEE],
                                    as Assignee

                                  By_________________________
                                    Name:
                                    Title:

                                  Dated:  _______________, 199_

----------------
(6) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

                                                     Domestic Lending Office:
                                                       [Address]

                                                     Eurodollar Lending Office:
                                                       [Address]

Accepted this__________ day
of _______________, 199_

Citibank, N.A., as Agent

By
  Name:
  Title:


[Approved this __________ day
of _______________, 199_

The Stanley Works

By
  Name:
  Title:

                                   EXHIBIT J

                      [FORM OF NEW COMMITMENT ACCEPTANCE]

                           NEW COMMITMENT ACCEPTANCE


                                            Dated ______________, 19__


THE STANLEY WORKS

CITIBANK, N.A., as Administrative Agent
         for the Lenders referred to in the Credit Agreement dated as of October 23, 1996 among The Stanley Works, the Lenders party thereto, and Citibank, N.A., in its capacity as Agent, (as the same may be amended from time to time, the "Credit Agreement")


Ladies and Gentlemen:

         Unless otherwise indicated in this New Commitment Acceptance (the "Acceptance"), the capitalized terms used in this Acceptance shall have the meanings given to such terms in the Credit Agreement.

         1. [INSERT NAME OF ACCEPTED LENDER] (the "Accepted Lender") agrees to become a party to the Credit Agreement and to have the rights and perform the obligations of a Lender under the Credit Agreement, and to be bound in all respects by the terms of the Credit Agreement.

         2. The Accepted Lender hereby agrees to a Commitment of [INSERT AMOUNT OF PROPOSED NEW COMMITMENT] (the "Proposed New Commitment").

         3. The Accepted Lender (i) agrees that neither the Agent nor any Lender has made any representation or warranty, or assumes any responsibility with respect to, (x) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto or (y) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent and by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender;
(vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature page(s) hereof; and (vii) attaches the declarations, certifications and other documents required under Section 8.09 of the Credit Agreement as to the Accepted Lender's status for purposes of determining exemption from withholding taxes with respect to all payments to be made to the Accepted Lender under the Credit Agreement or to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

         4. The effective date for this Acceptance shall be the Increase Date related to this Acceptance; provided that this Acceptance has been fully executed and delivered to the Agent for acceptance and recording by the Agent on or prior to such Increase Date.

         5. Upon such execution, delivery, acceptance and recording and as of the Increase Date, the Accepted Lender shall be a party to the Credit Agreement with a Commitment equal to the Proposed New Commitment as it may be adjusted or reduced pursuant to Section 2.01(c) of the Credit Agreement and, to the extent provided in this Acceptance, have the rights and obligations of a Lender thereunder.

         6. Upon such acceptance and recording, from and after the Increase Date, the Agent shall make all payments under the Credit Agreement in respect of the Proposed New Commitment provided for in this Acceptance (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Accepted Lender.

         7. This Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         8. This Acceptance may be signed in any number of counterparts, each of which shall be an original, with the same as if the signatures were upon the same instrument.


                                       ACCEPTED LENDER

                                       [Name of Accepted Lender]


                                       By:___________________________
                                          Title:

                                       Domestic Lending Office
                                       (and address for notices):
                                       [Address]

                                       Eurodollar Lending Office:
                                       [Address]


                  This Acceptance is hereby acknowledged and agreed on as of the date set forth above.

                                      THE STANLEY WORKS


                                      By____________________________
                                       Title:


                                      CITIBANK, N.A.,
                                      as Agent for the Lenders


                                      By____________________________
                                       Title:

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